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                                                            Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                           LIUSKI INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)
                                 ---------------

             Delaware                                           11-3065217
(State or other jurisdiction of incor-                       (I.R.S. Employer
     poration or organization)                              Identification No.)

                               6585 Crescent Drive
                             Norcross, Georgia 30071
                                 (770) 447-9454

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                           LIUSKI INTERNATIONAL, INC.
                             1994 STOCK OPTION PLAN
                              (Full Title of Plan)
                                 ---------------

                                  Hsing Yen Liu
                           Liuski International, Inc.
                               6585 Crescent Drive
                             Norcross, Georgia 30071
                                 (770) 447-9454
           (name and address, including zip code and telephone number, including area code of agent for service)
                                 ---------------
                                   Copies to:

                            Joseph L. Cannella, Esq.
                        Fischbein Badillo Wagner Harding
                                909 Third Avenue
                            New York, New York 10022
                                 (212) 826-2000
                                ----------------

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------


                                      Proposed   Proposed
                                      Maximum    Maximum
Title of Each                         Offering   Aggregate
Class of Securities     Amount to be  Price Per  Offering       Amount of
to be Registered        Registered    Share      Price          Registration Fee
- -------------------     ------------  ---------  ---------      ----------------

Common Stock, $0.01
par value............   650,000       $4.63 (1)  $3,009,500 (1) $1,038

- -------------------
(1) As of the date hereof, options to purchase 465,600 shares of Common Stock of the Registrant had been granted pursuant to the 1994 Stock Option Plan (the "Plan") at the exercise price of $4.75 per share. The registration fee for the 465,600 shares is based upon such exercise price. The registration fee for the balance of the 650,000 shares of Common Stock which are issuable upon exercise of options which may be granted pursuant to the Plan is based upon the average of the high and low sales prices for the Common Stock of $4.3125 on May 17, 1996, as prescribed by Rule 457(c).

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                                     PART II

Item 3.  Incorporation of Documents by Reference.

         The following documents, which have been filed by Liuski International, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference in this Registration
Statement:

1.   Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

2.   Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

3. The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

          All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of the Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing such documents.

          The Registrant will provide without charge to any Plan participant, at the request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Requests should be directed to Mark Rafuse, Vice President - Finance, Chief Financial Officer, Liuski International, Inc. 6585 Crescent Drive, Norcross, Georgia 30071 (Tel. No.770-447-9454).

Item 4. Description of Securities.

          Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

          Certain  legal  matters in  connection  with the Common Stock  offered
hereby     will     be     passed     upon     for     the     Registrant     by
Fischbein Badillo Wagner Harding, 909 Third Avenue, New York, New York.

Item 6.  Indemnification of Directors and Officers.

          The Certificate of Incorporation of the Registrant provides that the Registrant shall indemnify officers and directors to the fullest extent allowed by the Delaware General Corporation Law, as it now exists and as may be amended. The Registrant maintains policies insuring the Company's directors and officers against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

                                      - 2 -
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Item 7. Exemption From Registration Claimed.

          Not Applicable.

Item 8. Exhibits.

          The exhibits listed in the following Exhibit Index are filed as part of the Registration Statement.

Incorporated
by Reference  Exhibit
to Exhibit      Nos.    Description of Exhibit
- ------------  -------   ----------------------

     *           4       Liuski International, Inc. 1994 Stock Option Plan


     *           5       Opinion of Fischbein Badillo Wagner Harding

     *          23.1     Consent of BDO Seidman, LLP

     *          23.2     Consent of Fischbein Badillo Wagner Harding
                         (included in Exhibit 5)
- -----------------------
*    Filed herewith.


Item 9.  Undertakings.

     1. The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement


- - 3 -
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relating to the securities offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      - 4 -
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                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 21st day of May, 1996.

                                         LIUSKI INTERNATIONAL, INC.

                                         By:/s/ Hsing Yen Liu
                                            --------------------------
                                                  Hsing Yen Liu

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

   Signature                       Title                         Date
   ---------                       -----                         ----


/s/Hsing Yen Liu      Chairman of the Board of Directors,        May 21, 1996
- --------------------  Chief Executive Officer and Director
Hsing Yen Liu         (Principal Executive Officer)


/s/Mark Rafuse        Vice President - Finance and Chief         May 21, 1996
- --------------------  Financial Officer (Principal
Mark Rafuse           Financial and Accounting Officer)
                      and Director



/s/ Manuel C. Tan     President, Chief Operating Officer,        May 21, 1996
- --------------------  and Director
Manuel C. Tan


- --------------------  Director
Edwin J. Feinberg



/s/Paul J. Konigsberg Director                                   May 21, 1996
- --------------------
Paul J. Konigsberg


- --------------------  Director
Kenny Liu


- --------------------  Director
Eric R. Bashford




                                      - 5 -
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                                  EXHIBIT INDEX



        Exhibit No.           Description of Exhibit                    Page No.
        -----------           ----------------------                    --------

            4          Liuski International, Inc. 1994 Stock Option
                       Plan

            5          Opinion of Fischbein Badillo Wagner Harding

           23.1        Consent of BDO Seidman, LLP

           23.2 Consent of Fischbein Badillo Wagner Harding (included in Exhibit No. 5)

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